EXHIBIT 10.1

SINGLEPOINT INC.

BOARD OF DIRECTORS - SERVICE AGREEMENT

THIS BOARD OF DIRECTORS SERVICE AGREEMENT is made effective as of July 28, 2022, (the "Effective Date") by and between SinglePoint Inc., a Nevada corporation (the "Company"), and Jim Rulfs (the "Director") located at ——-.

RECITALS

A. Company desires to appoint the Director to serve on the Company’s Board of Directors (the “Board”), and the Director desires to serve on the Board, upon the following terms and conditions.

B. Company has spent significant time, effort, and money to develop certain Proprietary Information (as defined below), which Company considers vital to its business and goodwill.

C. The Proprietary Information may necessarily be communicated to or received by Director in the course of serving on the Board for the Company, and Company desires to appoint Director, only if, in doing so, it can protect its Proprietary Information and goodwill.

D. The Company has an Indemnity Term contained in the Company By-Laws under Section 10 “Indemnification of Directors and Others” that shall supersede any conflicting terms in this Board of Directors Service Agreement.

DEFINED TERMS

“Affiliate” shall mean, with reference to Company, any other Person controlling, controlled by or under the common control of Company. For purposes hereof, the term “control” (or any equivalent term) means having ownership of more than fifty percent (50%) of the voting securities of a Person or the power, whether through voting power or otherwise, to control the management policies of such Person.

“Restricted Common Stock” shall mean the common stock, par value $0.001 per share, of Company.

“Person” shall mean any natural person, corporation, company, partnership (including both general and limited partnerships), limited liability company, sole proprietorship, association, join stock company, firm, trust, trustee, joint venture, unincorporated organization, executor, administrator, legal representative or other legal entity, including any governmental authority, entity or instrumentality.

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AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Services.

The Director agrees, subject to the Director's continued status as a director, to serve on the Board and to provide those services required of a director under the Company’s Articles of Incorporation and Bylaws, as both may be amended from time to time (“Articles and Bylaws”) and under the Nevada Revised Statutes, the federal securities laws and other state and federal laws and regulations, as applicable, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) and any stock exchange or quotation system on which the Company’s securities may be traded from time to time. Director will also serve on such one or more committees of the Board as he or she and the Board shall mutually agree.

2. Position, Duties, Responsibilities.

Independent Contractor; No Conflict.  The Director is an independent contractor and will not be deemed as an employee of the Company for any purposes by virtue of this Agreement. The Director shall be solely responsible for the payment or withholding of all federal, state, or local income taxes, social security taxes, unemployment taxes, and any and all other taxes relating to the compensation he or she earns under this Agreement. The Director shall not, in his or her capacity as a director of the Company, enter into any agreement or incur any obligations on the Company’s behalf, without appropriate Board action. The Director hereby represents, warrants and covenants that Director has the right, power and authority to enter into this Agreement and that neither the execution nor delivery of this Agreement, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Director is now or hereinafter becomes obligated.

3. Director’s Representations and Warranties

The Director represents, warrants and covenants that so long as the Director serves on the Board, the Director will not enter into another agreement that will create a conflict of interest with this Agreement or the Company. The Director further represents, warrants and covenants that he or she will comply with the Company’s Articles, Bylaws, policies and guidelines, all applicable laws and regulations, including Sections 10 and 16 of the Securities Exchange Act of 1934, as amended, and listing rules of The NASDAQ Stock Market LLC or any other stock exchanges on which the Company’s securities may be traded; that if he or she is designated by the Board as an independent director, he or she shall promptly notify the Board of any circumstances that may potentially impair his or her independence as a director of the Company; and that he or she shall promptly notify the Board of any arrangements or agreements relating to compensation provided by a third party to him or her in connection with his or her status as a director or director nominee of the Company or the services requested under this Agreement.

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Throughout the term of this Agreement, the Director agrees he or she will not, without obtaining the Company’s prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with the Company’s business, products or services, including without limitation, products or services in the development stage, accept employment or provide services to (including but not limited to service as a member of a board of directors), or establish a business in competition with the Company; provided, however, that the Director may serve or continue to serve as an officer or director of one or more entities that are affiliated with the Company, including without limitation, entities in which the Company does not have a majority holding.

4. Compensation, Benefits, Expenses .

a. Compensation . As full and complete consideration of the Services to be rendered hereunder, the Company shall pay Director the Compensation described on Exhibit B attached hereto.

b. Reimbursement of Expenses . Company shall promptly reimburse Director for any reasonable costs and expenses incurred by Director in connection with any Services specifically requested by Company and actually performed by Director pursuant to the terms of this Agreement. Each such expenditure or cost shall be reimbursed only if: (i) with respect to costs in excess of $250, individually, Director receives prior approval from the Company’s CEO, President or CFO or other executive for such expenditure or cost, and (ii) with respect to costs in less than $250, individually, provided Director furnishes to Company adequate records and other documents reasonably acceptable to Company evidencing such expenditure or cost.

5. Term of Agreement and Amendments

This Agreement shall be in effect from the date hereof through the last date of the Director’s current term as a member of the Board. This Agreement shall be automatically renewed on the date of the Director’s reelection as a member of the Board for the period of such new term unless the Board determines not to renew this Agreement. Any amendment to this Agreement must be approved by the Board. Amendments to Section 4 hereof do not require the Director’s consent to be effective.

6. Proprietary Information; Work Product; Non-Disclosure.

a. Defined. Company has conceived, developed and owns, and continues to conceive and develop, certain property rights and information, including but not limited to its business plans and objectives, client and customer information, financial projections, marketing plans, marketing materials, logos, and designs, and technical data, inventions, processes, know-how, algorithms, formulae, franchises, databases, computer programs, computer software, user interfaces, source codes, object codes, architectures and structures, display screens, layouts, development tools and instructions, templates, and other trade secrets, intangible assets and industrial or proprietary property rights which may or may not be related directly or indirectly to Company's software business and all documentation, media or other tangible embodiment of or relating to any of the foregoing and all proprietary rights therein of Company (all of which are hereinafter referred to as the "Proprietary Information"). Although certain information may be generally known in the relevant industry, the fact that Company uses it may not be so known. In such instance, the knowledge that Company uses the information would comprise Proprietary Information. Furthermore, the fact that various fragments of information or data may be generally known in the relevant industry does not mean that the manner in which Company combines them, and the results obtained thereby, are known. In such instance, that would also comprise Proprietary Information.

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b. General Restrictions on Use. Director agrees to hold all Proprietary Information in confidence and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from Company's premises any Proprietary Information (or remove from the premises any other property of Company), except (i) during the consulting relationship to the extent authorized and necessary to carry out Advisor's responsibilities under this Agreement, and (ii) after termination of the consulting relationship, only as specifically authorized in writing by Company. Notwithstanding the foregoing, such restrictions shall not apply to: (x) information which Director can show was rightfully in Director's possession at the time of disclosure by Company; (y) information which Director can show was received from a third party who lawfully developed the information independently of Company or obtained such information from Company under conditions which did not require that it be held in confidence; or (z) information which, at the time of disclosure, is generally available to the public.

c. Ownership of Work Product . All Work Product shall be considered work(s) made by Director for hire for Company and shall belong exclusively to Company and its designees. If by operation of law, any of the Work Product, including all related intellectual property rights, is not owned in its entirety by Company automatically upon creation thereof, then Director agrees to assign, and hereby assigns, to Company and its designees the ownership of such Work Product, including all related intellectual property rights. "Work Product" shall mean any writings (including excel, power point, emails, etc.), programming, documentation, data compilations, reports, and any other media, materials, or other objects produced as a result of Advisor's work or delivered by Director in the course of performing that work.

d. Incidents and Further Assurances . Company may obtain and hold in its own name copyrights, registrations, and other protection that may be available in the Director. Director agrees to provide any assistance required to perfect such protection. Director agrees to take sure further actions and execute and deliver such further agreements and other instruments as Company may reasonably request to give effect to this Section 6.

e. Return of Proprietary Information . Upon termination of this Agreement, Director shall, upon request by the Company, promptly deliver to Company at Company’s sole cost and expense, all drawings, blueprints, manuals, specification documents, documentation, source or object codes, tape discs and any other storage media, letters, notes, notebooks, reports, flowcharts, and all other materials in its possession or under its control relating to the Proprietary Information and/or Services, as well as all other property belonging to Company which is then in Director's possession or under its control. Notwithstanding the foregoing, Director shall retain ownership of all works owned by Director prior to commencing work for Company hereunder, subject to Company's nonexclusive, perpetual, paid up right and license to use such works in connection with its use of the Services and any Work Product.

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f. Remedies/Additional Confidentiality Agreements . Nothing in this Section 6 is intended to limit any remedy of Company under applicable state or federal law. At the request of Company, Director shall also execute Company's standard "Confidentiality Agreement" or similarly named agreement as such agreement is currently applied to and entered into by Company's most recent employees.

7. Director, in receiving securities of the Company, Director, represents to the Company as follows:

(a) Director represents that the Shares are for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”). Director agrees that it will not sell or otherwise transfer the Shares unless they are registered under the 1933 Act or unless an exemption from such registration is available.

(b) Director represents and warrants that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act, and or a sophisticated investor, and that he is able to bear the economic risk of the Shares.

(c) DIRECTOR RECOGNIZES THAT ITS RECEIPT OF THE SHARES IN LIEU OF CASH COMPENSATION INVOLVES A HIGH DEGREE OF RISK, INCLUDING, WITHOUT LIMITATION, THE RISKS DESCRIBED BELOW.

(d) Director is aware of the following risks:

(i) This is suitable only for individuals who can bear a loss of their entire investment.

(ii) The Shares are “restricted” and may not be resold or otherwise transferred except pursuant to an effective registration statement or an exemption under the 1933 Act and applicable state or “blue sky” laws.

(iii) Director acknowledges receipt with full and careful review of the SEC filings of the Company; and that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of Company concerning its operations. Director is familiar with the business and operations of Company.

(iv) Director acknowledges that receipt of the Shares may involve tax consequences and that the Company did not provide tax advice or information. Director acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of receipt of the Shares.

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(v) Director understands that: (a) none of the Shares have been and are not being registered under the 1933 Act or any state securities laws; (b) the Shares may not be offered for sale, sold, assigned, pledged, transferred or otherwise disposed of (each a “Disposition”) unless, prior to effecting any such Disposition (other than any transfer not involving a change in beneficial ownership) (i) there is in effect a registration statement under the 1933 Act covering the Disposition and the Disposition is made in accordance with such registration statement, or (ii) Director gives written notice to the Company of Director’s intention to effect a Disposition and such notice shall describe the manner and circumstances of the proposed Disposition, and shall be accompanied by either (A) a written opinion of a legal counsel that a Disposition of the Shares may be made pursuant to an exemption from such registration, or (B) any other evidence reasonably satisfactory to counsel to the Company; and (C) the Company is under no obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any registration exemption thereunder.

(e) Director understands that the certificates or other instruments representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate or other instrument without such legend to the holder of the Shares upon which it is stamped, if (a) there is in effect a registration statement under the 1933 Act covering the Disposition and the Disposition is made in accordance with such registration statement or (b) if the Disposition of the Shares is completed in satisfaction of the requirements of Rule 144 of the 1933 Act.”

8.  Termination

This Agreement shall automatically terminate upon the death of the Director or upon his resignation or removal from, or failure to win election or reelection to, the Board. In the event of expiration or termination of this Agreement, the Director agrees to return or destroy any materials transferred to the Director under this Agreement except as may be necessary to fulfill any outstanding obligations hereunder.  The Director agrees that the Company has the right of injunctive relief to enforce this provision.  The Company’s and the Director’s continuing obligations hereunder in the event of expiration or termination of this Agreement shall survive the termination of this Agreement.

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9.  Limitation of Liability and Force Majeure

Under no circumstances shall the Company be liable to the Director for any consequential damages claimed by any other party as a result of representations made by the Director with respect to the Company which are materially different from any to those made in writing by the Company.  Furthermore, except for the maintenance of confidentiality, neither party shall be liable to the other for delay in any performance, or for failure to render any performance under this Agreement when such delay or failure is caused by Government regulations (whether or not valid), fire, strike, differences with workmen, illness of employees, flood, accident, or any other cause or causes beyond reasonable control of such delinquent party.

10. Miscellaneous .

a. Notices . All notices required under this Agreement shall be deemed to have been given or made for all purposes upon receipt of such written notice or communication. Notices to each party shall be sent to the address set forth below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner provided above.

If to SinglePoint Inc.:	If to Director:
Re: Wil Ralston 2999 North 44th Street Suite 530 Phoenix, AZ 85018 wilr@singlepoint.com	Re: Jim Rulfs

b. Severability.  Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect the remainder of this Agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this Agreement.

c. Entire Agreement. This Agreement sets forth the entire understanding between the Parties and supersedes and merges all previous written and oral negotiations, commitments, understandings, and agreements relating to the subject matter herein between the Parties.

d. Remedies. Each Party agrees that the obligations contained in this Agreement are necessary and reasonable to protect the Confidential Information and the other agreements of the Parties as set forth herein. Each Party acknowledges that any breach by a Party of the terms hereunder will result in irreparable and continuing damages to the other Party for which there will be no adequate remedy at law. Accordingly, each Party agrees that, in addition to any other remedies available at law, each Party shall be entitled to obtain an injunction or other equitable relief, including, without limitation, specific performance, without proof of actual damages or exhausting other remedies, in addition to all other remedies available to the Parties at law or in equity, against a threatened or continuing breach of this Agreement by the Director without the necessity of proving actual damages.

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e. Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party.

f. Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Venue for any and all disputes arising out of this Agreement shall be the City of Phoenix, State of Arizona.

g. Injunctive Relief. The parties agree that in the event of any breach or threatened breach of any of the covenants in Section 6, the damage or imminent damage to the value and the goodwill of Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that Company shall be entitled to injunctive relief against Director in the event of any breach or threatened breach of any such provisions by Director, in addition to any other relief (including damages) available to Company under this Agreement or under applicable state or federal law.

f. Publicity . The Company shall, with prior written approval by Director, have the right to use the name, biography and picture of Director on the Company’s website, marketing and advertising materials.

IN WITNESS WHEREOF, each party hereto has duly executed this Agreement as of the Effective Date.

SINGLEPOINT INC.

Signature:

Name:	Wil Ralston, SinglePoint Inc., CEO

Director

Signature

Name:	Jim Rulfs

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Exhibit A to the Director Agreement

As a Director of the Board of Directors, you shall:

1.	Participate in monthly Board calls (if any) which are expected to last no more than 8 hours.

2.

At the request of the Company and at the convenience of the Director, spend one day per quarter in person at the Company’s headquarters or such other place that the Company may reasonably request acting as a consultant on such matters as the Company may reasonably request.

3.	Devote a minimum of four (4) days in total every six months to Advisory Board; and be accessible to Company to provide guidance on an as-needed basis.

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EXHIBIT B

Compensation

The Company shall issue Advisor the following Compensation:

1.

Annual Common Stock Grant: Director shall be issued an equity grant of Restricted Common Stock equal to $15,000 on each of the commencement of service as a Director, and each yearly anniversary such individual is a member of the Board of Director The shares of common stock shall be valued at the average volume weighted average (VWAP”) closing price of the 10-days immediately preceding each issuance date.

2.

Quarterly Common Stock Grant: Director shall be issued an equity grant of Restricted Common Stock equal to $9,000 on or about the last business day of each fiscal quarter that such individual is a member of the Board of Director The shares of common stock shall be valued at the average volume weighted average (“VWAP”) closing price of the 10-days immediately preceding each issuance date

3.

Cash Compensation: Director shall receive cash compensation equal to $2,000 per month that individual serves as a Director, payable at the commencement of each calendar month, and scheduled within the Company’s payroll system.

4.

Company agrees to additionally compensate Director (Jim Rulfs) for services performed throughout July 2022 by issuing an additional one time award of Restricted Common Stock equal to $2,000 and will be added to the initial Annual Common Stock Grant.

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